CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 (File No. 333-109688) of our report dated April 15, 2016 relating to the financial statements and financial highlights of the Lincoln Benefit Life Variable Annuity Account and our report dated April 1, 2016 relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 15, 2016

Filing 333-109688

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-4 No. 333-109688 of our report dated April 13, 2015, relating to the Statement of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for the year ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis) and Schedule IV – Reinsurance for the year ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis) of Lincoln Benefit Life Company, appearing in the Registration Statement, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Chicago, Illinois
April 15, 2016